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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          _____________________________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: DECEMBER 15, 2006


                        (Date of earliest event reported)

                          ____________________________

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
               (Exact name of registrant as specified in charter)

                                     NEVADA
         (State or other Jurisdiction of Incorporation or Organization)

        0-29785                                                   84-0605867
(Commission File Number)                                        (IRS Employer
                                                             Identification No.)

                                485 Nan Zhi Road
                                Dao Wai District
                   Harbin, People's Republic of China, 150056
              (Address of Principal Executive Offices and zip code)

                                86-451-8666-6601
              (Registrant's telephone number, including area code)

                     AMERICAN ORIENTAL BIOENGINEERING, INC.
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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ITEM 5.02 - DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS,
APPOINTMENT OF PRINCIPAL OFFICERS.

         On December 15, 2006, the Nominating/Corporate Governance Committee and Board of Directors (the "Board") of American Oriental Bioengineering, Inc. (the "Company") by unanimous written consent appointed Boqing Zhang to serve as an independent director of the Company. A press release was published on December 18, 2006 to this effect and a copy of it is attached to this report as Exhibit 99.1.

         Mr. Zhang brings to the Company two decades of experience in the Chinese government's regulatory and supervisory divisions. From 1998 until Mr. Zhang retired in 2005, Mr. Zhang served as Director of the Heilongjiang Regulatory Bureau of the China Securities Regulatory Commission ("CSRC"), where he managed and imposed regulatory compliance for all Heilongjiang-based securities issuances, as well as supervised securities trading, investment funds and legal affairs. The CSRC is China's primary regulatory body overseeing the country's financial markets. Prior to this, he spent ten years as a member of the Discipline Inspection Committee in the Department of Supervision of the Heilongjiang Province, and previously was the Vice Principal of Hebei Institute of Mechanical and Electrical Technology, where he taught university courses. Since 2005, Mr. Zhang has been a consultant in the fields of law and economics, public policy, and business strategy. He also consults and lectures about regulatory issues in the Chinese securities markets, based on his significant experience at the CSRC.

         With Mr. Zhang's appointment as an independent director of the Company, he has been appointed by the Board to serve on the Nominating and Corporate Governance Committee. The Company entered into an independent director agreement with Mr. Zhang, which sets forth Mr. Zhang's duties as an independent director and the terms of his compensation. Pursuant to the terms of the agreement, the Company agreed to pay Mr. Zhang the following fees for services to be rendered:
(1) a fee in cash of $2,500 for the period from the date of his appointment through December 31, 2006; and (2) a fee in cash of $30,000 per annum for each year subsequent to 2006. The fees in cash shall be payable monthly in equal installments. In addition, during Mr. Zhang's term of service as an independent director or member of the board committees and starting from January 1, 2007, he shall be entitled to receive each year shares of common stock of the Company with an aggregate value of $30,000 per annum, calculated based on the average closing price per share for the five (5) trading days preceding and including January 1 of such year.

         Mr. Zhang has no family relationships with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Zhang had, or will have, a direct or indirect material interest.

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ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

      Exhibit No.          Description
      -----------          -----------

          99.1             Press Release Dated December 18, 2006





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AMERICAN ORIENTAL BIOENGINEERING, INC.


Date:  December 18, 2006             By: /s/ Yanchun Li
                                        ---------------------------------------
                                        Name:  Yanchun Li
                                        Title: Chief Operating Officer and
                                        Acting Chief Financial Officer







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                                  EXHIBIT INDEX

      Exhibit No.          Description
      -----------          -----------

          99.1             Press Release Dated December 18, 2006







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